As filed with the Securities and Exchange Commission on August 8, 2017

 Registration No. 333-193160

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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NCM Financial, Inc.

(Exact Name of Small Business Issuer in its Charter)

Texas	7372	20-4859853
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

  Rosewood Court 2101 Cedar Springs Road,

Suite 1050

Dallas, TX 75201

Tel. No.: 800-686-3259

 (Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry Into a Material Definitive Agreement

Agreement with Midtown Partners & Co., LLC

This agreement, dated March 23, 2017, (the “Agreement”) confirms Midtown Partners & Co., LLC (“Midtown”) engagement as exclusive placement agent for NCM Financial, Inc.(the “Company”), in connection with the proposed placements (the “Offerings”) of up to $ 40 Million in combination of Equity and or Debt sales of the Company’s securities (the “Securities”) pertaining solely to institutional and high net worth (“HNW”) prospects Midtown introduces to the Company (“Referred Parties”). Midtown will use its best endeavors to conclude such placement and it is anticipated that the Securities will be sold only to “accredited investors” (the “Investors”), as such term is defined in Rule 501(a) of Regulation D, promulgated under the United States Securities Act of 1933, as amended, pursuant to an exemption from registration under Rule 506 ((b) and or (c)) of Regulation D.

Services to be rendered. In connection with the Offering, as requested, Midtown will assist the Company in structuring the proposed Offering, identifying, contacting and evaluating potential purchasers, preparing executive summaries or business plans, facilitating potential purchasers’ due diligence investigations, analyzing and advising on the financial implications of offers, preparing and making presentations to the Company's Board of Directors, formulating negotiation strategies and conducting negotiations as it pertains to seeking to a go public transaction including a public merger candidate, as appropriate, and in such other matters as may be agreed upon from time to time by Midtown and the Company (the “Services”).

Item 3.02	Unregistered Sales of Equity Securities

Preferred Exchange with OptionTech, LLC for Common Shares

On March 28, 2017, the board approved the Corporation to exchange 1,231,250 shares of the Preferred Class A shares in NCM Financial, INC. with a par value of 5.00 per share (the “Preferred Stock”), for 1,933,063 shares of Series A Common Stock priced at $5.00 a share in NCM Financial, INC. with a par value of .01 per share (the “Common Stock”) for the current preferred shareholder OptionTech, LLC. The completion of this transaction will leave OptionTech, LLC with 500,000 preferred shares and 1,933,063 common shares of NCM Financial, Inc.

Item 3.03	Material Modification to Rights of Security Holders

Agreement with Midtown Partners & Co., LLC Common Share Purchase Warrant

THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, MIDTOWN PARTNERS & CO., LLC or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after March 24, 2017 (the “Initial Issuance Date”) and on or prior to the close of business on March 24, 2022 (the “Termination Date”) but not thereafter, to subscribe for and purchase from NCM Financial Inc., a Texas Corporation (the “Company”), 50,000 common shares (the “Common Shares”) of the capital of the Company (subject to adjustment hereunder, the “Warrant Shares”).

Exercise Price. The exercise price per Common Share under this Warrant shall be five dollars ($5.00), subject to adjustment hereunder (the “Exercise Price”).

Warrant Shares: 50,000	Initial Issuance Date: March 24, 2017
Termination Date: March 24, 2022

Item 8.01	Other Events

NCM Financial, Inc. One Time Dividend

On January 19, 2017, the board approved a one-time special dividend in the amount of 2,500 shares of common stock of NCM Financial, Inc. for each common shareholder of record priced at ..25 a share.

NCM Financial, Inc. 20-1 Reverse Split

On January 19, 2017, the board approved a reverse split of the common stock value of .25 per share to 5.00 a share with a 20 to 1 reverse split for all common shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCM FINANCIAL, INC.

	By:	/s/ Michael Noel
Dated: August 8, 2017		Michael Noel
Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer).